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                                                            EXHIBIT 99.(h) (iii)

                                                                  EXECUTION COPY

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                 FIRST AMENDMENT, DATED AS OF MARCH 14, 2003, TO
                   AMENDMENT AND RESTATEMENT OF MARCH 15, 2002

                                 WITH RESPECT TO

                 CREDIT AGREEMENT DATED AS OF FEBRUARY 20, 1998
                      (as heretofore amended and restated)

                                      AMONG

                    THE FUNDS AND PORTFOLIOS PARTIES HERETO,

                       THE BANKS PARTY HERETO AS LENDERS,

                      STATE STREET BANK AND TRUST COMPANY,
                              AS OPERATIONS AGENT,

                                       AND

                              FLEET NATIONAL BANK,
                 AS ADMINISTRATIVE AGENT AND DOCUMENTATION AGENT

                             FLEET SECURITIES INC.,
                   AS SOLE LEAD ARRANGER AND SOLE BOOK MANAGER


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                               FIRST AMENDMENT TO
                  AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT

     This FIRST AMENDMENT TO AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT (this "AMENDMENT") is dated as of March 14, 2003 and entered into by and among the Funds (either on their own behalf or on behalf of certain specified Portfolios) identified on Annex I hereto listed under the heading Borrower Parties (the "BORROWER PARTIES"), the undersigned Banks, STATE STREET BANK AND TRUST COMPANY, as Operations Agent, and FLEET NATIONAL BANK, as Administrative Agent and Documentation Agent.

                                    RECITALS:

     WHEREAS, the Borrower Parties, the Banks and the Agents have previously entered into a certain Credit Agreement, dated as of February 20, 1998, as amended and restated as of March 15, 2002 (as in effect immediately prior to the Amendment Effective Date (as hereinafter defined), the "EXISTING CREDIT AGREEMENT" and, as amended or otherwise modified hereby, the "CREDIT AGREEMENT"); and

     WHEREAS, the parties hereto wish to effect certain amendments to the Existing Credit Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. Terms used herein, unless otherwise defined herein or the context otherwise requires, shall have the meanings assigned to such terms in the Credit Agreement.

     SECTION 2.  CREDIT AGREEMENT AMENDMENTS. The Existing Credit
Agreement is hereby amended on and from the Amendment Effective Date as follows:

          2.1    The definition of the term "Termination Date" found in Section
1.1 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

          "TERMINATION DATE" means March 12, 2004, or such earlier date as may be fixed by the Funds and Portfolios on at least 15 Banking Days' prior written or telephonic notice received by the Agent. The Funds and Portfolios shall promptly confirm any telephonic notice in writing. Upon the request of the Funds and Portfolios, and in the Banks' sole discretion, the Termination Date may be extended for successive 364-day periods as provided in SECTION 2.7.

          2.2 The term Interest Period set forth in the Existing Credit Agreement is deleted in its entirety and replaced with the following:

                        "INTEREST PERIOD" means with respect to any Eurodollar Loan, the period commencing on the Borrowing date of such Eurodollar Loan, and ending on the date which is from one day to sixty days thereafter (in each case as selected by the applicable Fund or Portfolio, as the case may be, pursuant to SECTION 2.3 or

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          SECTION 2.4); PROVIDED, HOWEVER, that:

                     (a) any Interest Period that would otherwise end on a day
              that is not a Banking Day shall end on the next succeeding Banking Day unless such next succeeding Banking Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Banking Day; and

                     (b) no Interest Period shall extend beyond the Termination
              Date.

          2.3 Schedule I of the Existing Credit Agreement is deleted in its entirety and replaced with Schedule I appended hereto.

          2.4 Schedule II of the Existing Credit Agreement is deleted in its entirety and replaced with Schedule II appended hereto.

          2.5 Section 6.4 in the Existing Credit Agreement is deleted in its entirety and replaced with the following:

          6.4. VALIDITY AND BINDING EFFECT. This Agreement is, and its Notes when duly executed and delivered will be, a legal, valid and binding obligation of such Fund or Portfolio, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies. The claims of each of the Banks under its Notes for Borrowing hereunder by a Fund, or if it is comprised of Portfolios, a Portfolio of such Fund, will rank at least PARI PASSU with the claims of all of the other unsecured creditors of such Fund or Portfolio, as the case may be, except those claims of such Fund or Portfolio, as the case may be, that are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

          2.6    The Existing Credit Agreement is amended by adding a new
Section 7.23 as follows:

          7.23 RANKING OF LOANS. The claims of each of the Banks under its Notes for Borrowing hereunder by a Fund, or if it is comprised of Portfolios, a Portfolio of such Fund, will rank at least PARI PASSU with the claims of all of the other unsecured creditors of such Fund or Portfolio, as the case may be, except those claims of such Fund or Portfolio, as the case may be, that are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

          2.7    The Existing Credit Agreement is amended by adding a new
Section 7.24 as follows:

          7.24 MAINTENANCE OF ADVISER. Each Fund or Portfolio, as the case may be, shall maintain its current Adviser as its investment adviser; PROVIDED that the provisions of this SECTION 7.24 shall not apply to a change of a Fund's or Portfolio's investment adviser in which such investment adviser is replaced by an Adviser or an Affiliate of an Adviser.

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     SECTION 3.  ORGANIZATIONAL CHANGE.

          3.1 The Funds, the Banks and the Agent acknowledge that it is expected that (i) during the second quarter of 2003, Legg Mason Europe Fund, a series of Legg Mason Global Trust, Inc., will reorganize into Legg Mason International Equity Trust, another series of Legg Mason Global Trust, Inc., subject to approval by Legg Mason Europe Fund's shareholders and (ii) Legg Mason Europe Fund will thereby cease to be a party to the Credit Agreement and, accordingly, no further consent to such reorganization is required under the Credit Agreement.

     SECTION 4.  NEW NOTES.

          4.1 Each of the Borrower Parties shall deliver its Note to the Documentation Agent for the account of each Bank on or before the Amendment Effective Date (such Notes being referred to collectively herein as the "NEW NOTES").

          4.2 Upon receipt by the Documentation Agent of the New Notes, the corresponding Notes of the Original Borrower Parties previously delivered to such Banks shall cease to be of further force and effect.

     SECTION 5. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") on which each of the conditions precedent set forth in this Section 5 shall have been satisfied and notice thereof shall have been given by the Agent to the Funds and the Banks. The effectiveness of any waiver of a failure to satisfy any of such conditions precedent shall be subject to the receipt by the Documentation Agent from each Bank of written evidence of the approval of such waiver. The following instruments shall have been delivered to the Agent, each to have been duly executed and dated the Amendment Effective Date or such earlier date as is satisfactory to the Agent and in form and substance satisfactory to the Agent and its counsel:

          5.1    The New Notes.

          5.2 A copy, duly certified by the secretary or an assistant secretary of each Fund or Portfolio, as the case may be, of (i) the resolutions of such Fund's or Portfolio's trustees or directors authorizing or ratifying the execution and delivery of this Amendment and such Fund's Notes or, in the case of a Fund comprised of one or more Portfolios, the Notes of each such Portfolio, and authorizing the Borrowings under the Credit Agreement, (ii) all documents evidencing other necessary trust or corporate action, as the case may be, and
(iii) all approvals or consents, if any, with respect to this Amendment and the aforesaid Note(s).

          5.3 A certificate of the secretary or an assistant secretary of each Fund certifying the names of the Fund's officers and/or other persons authorized to sign this Amendment, the Notes of such Fund or, as appropriate, such Fund's Portfolio(s), and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

          5.4 An opinion of counsel to such Fund or Portfolio, addressed to the Agents and the Banks, substantially in the form of EXHIBIT I-1 and an opinion of counsel to the Administrative Agent and Documentation Agent addressed to the Agents and the Banks,

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substantially in the form of EXHIBIT I-2 modified as appropriate to take into account that this Amendment and not the Credit Agreement is being executed and delivered.

     SECTION 6. WARRANTIES. To induce the Banks and the Agents to enter into this Amendment, each Fund hereby represents and warrants with respect to itself and, as may be relevant with respect to a Fund comprised of Portfolios, each of its respective Portfolios that:

          6.1 The execution and delivery by the Fund of this Amendment and the New Notes as to which it is the maker, and the performance by the Fund of the Credit Agreement and the New Notes as to which it is the maker, have been duly authorized by all necessary action on the part of the Fund, and do not and will not (i) conflict with any provision of law, (ii) conflict with its constituent documents or, as applicable, its Trust Agreement, (iii) conflict with any agreement binding upon it, (iv) conflict with either its most recent prospectus or its most recent statement of additional information, (v) conflict with any court or administrative order or decree applicable to it or (vi) require, or result in, the creation or imposition of any Lien on any of its assets.

          6.2 Assuming this Amendment constitutes the binding obligation of each other necessary party hereto, this Amendment, the Credit Agreement as amended by this Amendment and the New Notes as to which the Fund is the maker constitute the legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

          6.3    Each representation and warranty of the Fund set forth in
Section 6 of the Credit Agreement is true and correct as of the Amendment Effective Date as though made on and as of such date.

          6.4 As of the Amendment Effective Date, and as of the date of the execution and delivery by the Fund of this Amendment, as to the Fund or, in the case of a Fund consisting of Portfolios, each Portfolio of such Fund, no Event of Default or Unmatured Event of Default has occurred and is continuing.

     SECTION 7. COSTS, EXPENSES AND TAXES. The Funds agree to pay or reimburse the Agent within 30 Banking Days after demand, all reasonable costs and expenses, including reasonable fees of attorneys for the Agent (including the nonduplicative allocated costs of internal counsel) and other legal expenses and costs, incurred by the Agent in connection with the development, preparation, delivery, administration and execution of this Amendment and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby. Each Fund or, in the case of a Fund consisting of Portfolios, each Portfolio shall only be liable for its pro rata portion of the above costs and expenses determined on the basis of the proportion of the respective net asset value of such Fund or Portfolio, as the case may be, on any date of determination to the aggregate of the net asset values of all the Funds (or, with respect to a Fund consisting of Portfolios, all of the Portfolios of such Fund) as of such date.

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     SECTION 8.  TERMINATION OF THE INDEMNIFICATION AGREEMENT AND DELETION OF
REFERENCES THERETO. The Banks and the Funds agree that the Indemnification Agreement dated March 15, 2002 is hereby terminated, and (i) the definition of "Indemnification Agreement" is deleted from Section 1.1 of the Existing Credit Agreement in its entirety, (ii) the last sentence of Section 2.6(c) of the Existing Credit Agreement is deleted in its entirety, (iii) the last sentence in
Section 13.4(a) of the Existing Credit Agreement is deleted in its entirety,
(iv) the reference to "the Indemnification Agreement" is deleted from the second sentence of Section 13.7 of the Existing Credit Agreement and (v) EXHIBIT K and all references thereto shall be deleted from the Existing Credit Agreement and shall have no force or effect.

     SECTION 9.  CREDIT AGREEMENT TO REMAIN IN FULL FORCE AND EFFECT. The
Credit Agreement as amended hereby shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects. All references to the Credit Agreement in any other agreement or document shall hereafter be deemed to refer to the Credit Agreement as amended hereby. In addition, each reference in the Credit Agreement to the terms "this Agreement," "hereunder," "hereof" or terms or words of similar import shall hereafter mean the Credit Agreement as amended hereby.

     SECTION 10. COUNTERPARTS. This Amendment may be executed in several counterparts, and each such counterpart shall be deemed to be an original and shall constitute together with all other counterparts but one and the same Amendment.

     SECTION 11. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflicts of law. All obligations of the Funds and the Portfolios and rights of the Agent and the Banks shall be in addition to and not in limitation of those provided by applicable law.

     SECTION 12. DISCLAIMER. None of the shareholders, trustees, directors, officers, employees and other agents of any Fund or Portfolio shall personally be bound by or liable for any indebtedness, liability or obligation hereunder or under any Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder or thereunder.

     SECTION 13. REPRESENTATION BY THE BANKS. Each Bank represents and warrants to each Borrower Party that such Bank is a depository institution (as defined in Section 3 of the Federal Deposit Insurance Act), a branch or agency of a foreign bank (as such terms are defined in section 1(b) of the International Banking Act of 1978) or otherwise qualifies as a "bank" within the meaning of Section 2(a)(5) of the Act.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                     LEGG MASON INCOME TRUST, INC., ON
                                     BEHALF OF LEGG MASON U.S.
                                     GOVERNMENT INTERMEDIATE-TERM
                                     PORTFOLIO


                                     By: /s/ Marc R. Duffy
                                     Title: Vice President and Secretary


                                     LEGG MASON INCOME TRUST, INC., ON
                                     BEHALF OF LEGG MASON INVESTMENT
                                     GRADE INCOME PORTFOLIO


                                     By: /s/ Marc R. Duffy
                                     Title: Vice President and Secretary


                                     LEGG MASON INCOME TRUST, INC., ON
                                     BEHALF OF LEGG MASON HIGH YIELD
                                     PORTFOLIO

                                     By: /s/ Marc R. Duffy
                                     Title: Vice President and Secretary


                                     LEGG MASON TAX-FREE INCOME FUND,
                                     ON BEHALF OF LEGG MASON MARYLAND
                                     TAX-FREE INCOME TRUST


                                     By: /s/ Marc R. Duffy
                                     Title: Vice President and Secretary


                                     LEGG MASON TAX-FREE INCOME FUND,
                                     ON BEHALF OF LEGG MASON
                                     PENNSYLVANIA TAX-FREE INCOME TRUST


                                     By: /s/ Marc R. Duffy
                                     Title: Vice President and Secretary

                                     LEGG MASON TAX-FREE INCOME FUND,
                                     ON BEHALF OF LEGG MASON TAX-FREE
                                     INTERMEDIATE-TERM INCOME TRUST


                                     By: /s/ Marc R. Duffy
                                     Title: Vice President and Secretary


                                     LEGG MASON VALUE TRUST, INC.


                                     By: /s/ Marc R. Duffy
                                     Title: Vice President and Secretary


                                     LEGG MASON SPECIAL INVESTMENT
                                     TRUST, INC.


                                     By: /s/ Marc R. Duffy
                                     Title: Vice President and Secretary


                                     LEGG MASON FOCUS TRUST, INC.


                                     By: /s/ Marc R. Duffy
                                     Title: Vice President and Secretary


                                     LEGG MASON GLOBAL TRUST, INC., ON
                                     BEHALF OF LEGG MASON GLOBAL
                                     INCOME TRUST


                                     By: /s/ Marc R. Duffy
                                     Title: Vice President and Secretary

                                     LEGG MASON GLOBAL TRUST, INC., ON
                                     BEHALF OF LEGG MASON INTERNATIONAL
                                     EQUITY TRUST


                                     By: /s/ Marc R. Duffy
                                     Title: Vice President and Secretary


                                     LEGG MASON GLOBAL TRUST, INC., ON
                                     BEHALF OF LEGG MASON EMERGING
                                     MARKETS TRUST


                                     By: /s/ Marc R. Duffy
                                     Title: Vice President and Secretary


                                     LEGG MASON GLOBAL TRUST, INC., ON
                                     BEHALF OF LEGG MASON EUROPE FUND


                                     By: /s/ Marc R. Duffy
                                     Title: Vice President and Secretary


                                     LEGG MASON INVESTORS TRUST, INC.,
                                     ON BEHALF OF LEGG MASON AMERICAN
                                     LEADING COMPANIES TRUST


                                     By: /s/ Marc R. Duffy
                                     Title: Vice President and Secretary


                                     LEGG MASON INVESTORS TRUST, INC.,
                                     ON BEHALF OF LEGG MASON BALANCED
                                     TRUST


                                     By: /s/ Marc R. Duffy
                                     Title: Vice President and Secretary

                                     LEGG MASON INVESTORS TRUST, INC., ON
                                     BEHALF OF LEGG MASON U.S.
                                     SMALL-CAPITALIZATION VALUE TRUST


                                     By: /s/ Marc R. Duffy
                                     Title: Vice President and Secretary


                                     LEGG MASON INVESTORS TRUST, INC., ON
                                     BEHALF OF LEGG MASON FINANCIAL
                                     SERVICES FUND

                                     By: /s/ Marc R. Duffy
                                     Title: Vice President and Secretary


                                     LEGG MASON LIGHT STREET TRUST, INC.,
                                     ON BEHALF OF LEGG MASON CLASSIC
                                     VALUATION FUND


                                     By: /s/ Marc R. Duffy
                                     Title: Vice President and Secretary


                                     LEGG MASON INVESTMENT TRUST, INC., ON
                                     BEHALF OF LEGG MASON OPPORTUNITY TRUST


                                     By: /s/ Marc R. Duffy
                                     Title: Vice President and Secretary


                                     LEGG MASON CHARLES STREET TRUST, INC.,
                                     ON BEHALF OF BATTERYMARCH U.S.
                                     SMALL CAPITALIZATION EQUITY PORTFOLIO


                                     By: /s/ Marc R. Duffy
                                     Title: Vice President and Secretary

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                                     FLEET NATIONAL BANK, as Administrative
                                     Agent and Documentation Agent and a Bank


                                     By:    /s/ Lawrence C. Bigelow
                                            ------------------------
                                     Title: Managing Director
                                            ------------------------

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                                     STATE STREET BANK AND TRUST
                                     COMPANY, as Operations Agent and a Bank


                                     By:    /s/ Anne Marie Gualtieri
                                            ------------------------------------
                                     Title: VICE PRESIDENT
                                            ------------------------------------

                                     NATIONAL BANK OF AUSTRALIA LIMITED,
                                     A.C.N. 004044937


                                     By:    /s/ Richard G. Reilly
                                            -----------------------------
                                     Title: Senior Vice President
                                            -----------------------------

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                                     DANSKE BANK A/S


                                     By:    /s/ George Neofitidis
                                            -----------------------------
                                     Title: VICE PRESIDENT
                                            -----------------------------



                                     By:    /s/ John A O'Neill
                                            -----------------------------
                                     Title: ASSISTANT GENERAL MANAGER
                                            -----------------------------

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                                     THE BANK OF NOVA SCOTIA


                                     By:    /s/ John M. Morale
                                            -----------------------------
                                     Title: DIRECTOR
                                            -----------------------------

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                                     THE BANK OF NEW YORK


                                     By:    /s/ Joanne Carey
                                            -----------------------------
                                     Title: ASST. VICE PRESIDENT
                                            -----------------------------

                                     BANK OF AMERICA, N.A.


                                     By:    /s/ Brad Lustig
                                            -----------------------------
                                     Title: Managing Director

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                                     ANNEX I

BORROWER PARTIES

Legg Mason Income Trust, Inc., on behalf of

      Legg Mason U.S. Government Intermediate-Term Portfolio
      Legg Mason Investment Grade Income Portfolio
      Legg Mason High Yield Portfolio

Legg Mason Tax-Free Income Fund, on behalf of

      Legg Mason Maryland Tax-Free Income Trust
      Legg Mason Pennsylvania Tax-Free Income Trust
      Legg Mason Tax-Free Intermediate-Term Income Trust

Legg Mason Value Trust, Inc.

Legg Mason Special Investment Trust, Inc.

Legg Mason Focus Trust, Inc.

Legg Mason Global Trust, Inc., on behalf of

      Legg Mason Global Income Trust
      Legg Mason International Equity Trust
      Legg Mason Emerging Markets Trust
      Legg Mason Europe Fund

Legg Mason Investors Trust, Inc., on behalf of

      Legg Mason American Leading Companies Trust
      Legg Mason Balanced Trust
      Legg Mason U.S. Small-Capitalization Value Trust
      Legg Mason Financial Services Fund

Legg Mason Light Street, Inc., on behalf of

      Legg Mason Classic Valuation Fund

Legg Mason Investment Trust, Inc., on behalf of

      Legg Mason Opportunity Trust

Legg Mason Charles Street Trust, Inc., on behalf of

      Batterymarch U.S. Small Capitalization Equity Portfolio